Exhibit 99.1

NEWS RELEASE

CONTACTS
MEDIA:	INVESTORS:
Bob Nelson	Rick Muscha
Lattice Semiconductor Corporation	Lattice Semiconductor Corporation
408-826-6339	408-826-6000
Bob.Nelson@latticesemi.com	Rick.Muscha@latticesemi.com

LATTICE SEMICONDUCTOR REPORTS Third QUARTER 2020 RESULTS

•	Operating Profit Increases to 12.4% / 26.5% for Q3 2020 on a GAAP / Non-GAAP Basis, Compared to 12.4% / 24.9%, respectively, for Q2 2020
•	Gross Margin Expands to 60.5% / 61.5% for Q3 2020 on a GAAP / Non-GAAP Basis, from 60.2% / 61.3%, respectively, for Q2 2020
•	Net Income Improves to $0.09 / $0.19 Per Diluted Share for Q3 2020 on a GAAP / Non-GAAP Basis, from $0.08 / $0.17, respectively, for Q2 2020

* GAAP represents U.S. Generally Accepted Accounting Principles. Non-GAAP represents GAAP excluding the impact of certain activities which the Company's management excludes in analyzing the Company's operating results and in understanding trends in the Company's earnings. Additional information relating to these measures is included below in “Non-GAAP Financial Measures.” For a reconciliation of GAAP to non-GAAP results, see accompanying tables "Reconciliation of U.S. GAAP to Non-GAAP Financial Measures."

HILLSBORO, OR - October 27, 2020 - Lattice Semiconductor Corporation (NASDAQ: LSCC), the low power programmable leader, announced financial results today for the fiscal third quarter ended September 26, 2020.

Jim Anderson, president and CEO, said, "We expanded operating profit in Q3 driven by year-over-year growth in our key markets of communications and computing, and industrial and automotive.  In spite of a challenging environment this year, I am pleased with the progress we have made and excited about the continued potential of the company as we accelerate our product roadmap leadership, expand customer engagements and drive toward our long-term financial goals."

Sherri Luther, CFO, said, "We continued to see significant improvements in our key financial metrics for the third quarter of 2020 with diluted EPS increasing 13% on a GAAP basis and 12% on a non-GAAP basis compared to the prior quarter.  Gross margin expanded on both a GAAP and non-GAAP basis sequentially and year-over-year, as we benefited from our ongoing pricing optimization strategy, product cost reductions, and some mix contribution. Year to date, we generated approximately $69 million of cash flow from operations, and ended the third quarter of 2020 with a positive net cash position further reinforcing our commitment to ongoing cash generation."

Selected Third Quarter 2020 Financial Results and Comparisons (in thousands, except per share data)

	GAAP Quarterly Financial Results (unaudited)
	Q3 2020	Q2 2020	Q3 2019	Q/Q	Y/Y
Revenue	$103,042	$100,589	$103,469	2.4%	(0.4)%
Gross Margin %	60.5%	60.2%	59.4%	30 bps	110 bps
R&D Expense %	21.8%	22.3%	19.4%	(50) bps	240 bps
SG&A Expense %	23.1%	24.3%	20.4%	(120) bps	270 bps
Operating Expense	$49,492	$48,095	$44,751	2.9%	10.6%
Operating Income	$12,814	$12,482	$16,688	2.7%	(23.2)%
Net Income	$12,607	$10,629	$13,539	18.6%	(6.9)%
Net Income per Share - Basic	$0.09	$0.08	$0.10	$0.01	$ (0.01)
Net Income per Share - Diluted	$0.09	$0.08	$0.10	$0.01	$ (0.01)

	Non-GAAP* Quarterly Financial Results (unaudited)
	Q3 2020	Q2 2020	Q3 2019	Q/Q	Y/Y
Revenue	$103,042	$100,589	$103,469	2.4%	(0.4)%
Gross Margin %	61.5%	61.3%	59.8%	20 bps	170 bps
R&D Expense %	19.0%	20.0%	17.8%	(100) bps	120 bps
SG&A Expense %	16.0%	16.5%	16.9%	(50) bps	(90) bps
Operating Expense	$36,008	$36,640	$35,883	(1.7)%	0.3%
Operating Income	$27,320	$25,038	$26,009	9.1%	5.0%
Net Income	$26,635	$23,550	$22,943	13.1%	16.1%
Net Income per Share - Basic	$0.20	$0.17	$0.17	$ 0.03	$ 0.03
Net Income per Share - Diluted	$0.19	$0.17	$0.17	$ 0.02	$ 0.02

* GAAP represents U.S. Generally Accepted Accounting Principles. Non-GAAP represents GAAP excluding the impact of certain activities which the Company's management excludes in analyzing the Company's operating results and in understanding trends in the Company's earnings. Additional information relating to these measures is included below in “Non-GAAP Financial Measures.” For a reconciliation of GAAP to non-GAAP results, see accompanying tables "Reconciliation of U.S. GAAP to Non-GAAP Financial Measures."

Third Quarter 2020 Highlights

•

Improved Financial Performance and Operating Profit Expansion: Operating profit of 12.4% on a GAAP basis and expansion to 26.5% on a non-GAAP basis in Q3 2020. Net income per diluted share was up 13% on a GAAP basis and up 12% on a non-GAAP basis in Q3 2020 compared to Q2 2020, with a 30 basis point improvement in gross margin on a GAAP basis and a 20 basis point improvement on a non-GAAP basis.

•

Launched Lattice Sentry™ Solutions Stack and the Lattice SupplyGuard™: Lattice Sentry solutions stack delivers a NIST-compliant, real-time, dynamic PFR software solution that reduces time-to-market. Lattice's SupplyGuard service preserves trust throughout unprotected supply chains by enhancing protection against counterfeiting and overbuilding.

•	Lattice CrossLink™-NX FPGA Named Embedded Solution Product of the Year: Lattice CrossLink™-NX FPGA was named Embedded Solution Product of the Year at the Electronics Industry Awards (EIA).
•	Lattice Added to PHLX Semiconductor Sector IndexSM: Lattice was added to the PHLX Semiconductor Sector Index, representing another milestone for the Company.

Business Outlook - Fourth Quarter of 2020:

•	Revenue for the fourth quarter of 2020 is expected to be between $99 million and $107 million.
•	Gross margin percentage for the fourth quarter of 2020 is expected to be 61.0% plus or minus 1% on a non-GAAP basis.
•	Total operating expenses for the fourth quarter of 2020 are expected to be between $36.5 million and $37.5 million on a non-GAAP basis.

Non-GAAP Financial Measures: In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release makes reference to non-GAAP financial measures. With respect to the outlook for the fourth quarter of 2020, certain items that affect GAAP measurement of financial measures are out of the Company’s control and/or cannot be reasonably predicted. Consequently, the Company is unable to provide a reasonable estimate of GAAP measurement for guidance or a corresponding reconciliation to GAAP for the quarter. Additional information regarding the reasons the Company uses non-GAAP measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below, following the GAAP financial information.

Investor Conference Call / Webcast Details:

Lattice Semiconductor will review the Company's financial results for the fiscal third quarter 2020, and business outlook on Tuesday, October 27 at 5:00 p.m. Eastern Time. The dial-in number for the live audio call is 1-888-684-5603 or 1-918-398-4852 with conference identification number 6721419. A live webcast of the conference call will also be available on the investor relations section of www.latticesemi.com. The Company's financial guidance will be limited to the comments on its public quarterly earnings call and the public business outlook statements contained in this press release.

Forward-Looking Statements Notice:

The foregoing paragraphs contain forward-looking statements that involve estimates, assumptions, risks and uncertainties. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Such forward-looking statements include, but are not limited to, statements relating to: our belief in the continued potential of the company as it accelerates its product roadmap leadership, expands customer engagements and drives toward our long-term financial goals; and the statements under the heading “Business Outlook - Fourth Quarter of 2020.” Other forward-looking statements may be indicated by words such as “will,” “could,” “should,” “would,” “may,” “expect,” “plan,” “project,” “anticipate,” “intend,” “forecast,” “future,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology.

Estimates of future revenue are inherently uncertain due to such factors such as global economic conditions which may affect customer demand, pricing pressures, competitive actions, and international trade disputes and sanctions. In addition, the COVID-19 pandemic has negatively impacted the overall economy and, as a result of the foregoing, may negatively impact our operating results for future periods. Actual gross margin percentage and operating expenses could vary from the estimates on the basis of, among other things, changes in revenue levels, changes in product pricing and mix, changes in wafer, assembly, test and other costs, variations in manufacturing yields, the failure to sustain operational improvements, and the actual amount of compensation charges due to stock price changes. Actual results may differ materially from our expectations and are subject to risks and uncertainties that relate more broadly to our overall business, including those risks more fully described in Lattice’s filings with the SEC including its Annual Report on Form 10-K for the fiscal year ended December 28, 2019, and Lattice’s quarterly reports filed on Form 10-Q. COVID-19 may increase or change the severity of our other risks reported in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019. Lattice believes these and other risks and uncertainties could cause actual results to differ materially from the forward-looking statements. You should not unduly rely on forward-looking statements because actual results could differ materially from those expressed in any forward-looking statements. In addition, any forward-looking statement applies only as of the date on which it is made. The Company does not intend to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures:

Included within this press release and the accompanying tables and notes are certain non-GAAP financial measures that supplement the Company's consolidated financial information prepared in accordance with U.S. GAAP. The non-GAAP measures presented exclude charges and adjustments primarily related to stock-based compensation and related tax effects, restructuring plans and related charges, amortization of acquired intangible assets, and the estimated tax effect of these items. The non-GAAP net income for the third quarter of fiscal 2020 includes a change in the non-GAAP tax rate calculation to exclude profits from jurisdictions where there is a full valuation allowance on deferred tax assets to improve alignment of non-GAAP income tax expense to non-GAAP income before tax. These charges and adjustments are a result of periodic or non-core operating activities of the Company. The Company describes these non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures in the tables and notes attached to this press release.

The Company's management believes that these non-GAAP financial measures provide an additional and useful way of viewing aspects of our performance that, when viewed in conjunction with our GAAP results, provide a more comprehensive understanding of the various factors and trends affecting our ongoing financial performance and operating results than GAAP measures alone. Management also uses these non-GAAP measures for strategic and business decision-making, internal budgeting, forecasting, and resource allocation processes and believes that investors should have access to similar data.

These non-GAAP measures are included solely for informational and comparative purposes and are not meant as a substitute for GAAP and should be considered together with the consolidated financial information located in the tables attached to this press release.

About Lattice Semiconductor Corporation:

Lattice Semiconductor (NASDAQ: LSCC) is the low power programmable leader. We solve customer problems across the network, from the Edge to the Cloud, in the growing communications, computing, industrial, automotive and consumer markets. Our technology, long-standing relationships, and commitment to world-class support lets our customers quickly and easily unleash their innovation to create a smart, secure and connected world.

For more information about Lattice, please visit www.latticesemi.com. You can also follow us via LinkedIn, Twitter, Facebook, YouTube, WeChat, Weibo or Youku.

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Lattice Semiconductor Corporation

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 26,	June 27,	September 28,	September 26,	September 28,
	2020	2020	2019	2020	2019
Revenue	$103,042	$100,589	$103,469	$300,947	$303,856
Cost of sales	40,736	40,012	42,030	120,502	124,727
Gross margin	62,306	60,577	61,439	180,445	179,129
Operating expenses:
Research and development	22,439	22,458	20,032	66,590	59,074
Selling, general, and administrative	23,758	24,488	21,078	70,797	61,618
Amortization of acquired intangible assets	603	603	3,389	3,846	10,168
Restructuring	2,692	546	252	4,178	4,719
Total operating expenses	49,492	48,095	44,751	145,411	135,579
Income from operations	12,814	12,482	16,688	35,034	43,550
Interest expense	(792)	(1,045)	(2,022)	(2,914)	(10,547)
Other (expense) income, net	(70)	37	(61)	(83)	(2,017)
Income before income taxes	11,952	11,474	14,605	32,037	30,986
Income tax (benefit) expense	(655)	845	1,066	634	1,480
Net income	$12,607	$10,629	$13,539	$31,403	$29,506

Net income per share:
Basic	$0.09	$0.08	$0.10	$0.23	$0.22
Diluted	$0.09	$0.08	$0.10	$0.22	$0.21

Shares used in per share calculations:
Basic	135,598	134,857	132,997	134,903	132,065
Diluted	141,524	139,202	138,894	140,763	137,679

Lattice Semiconductor Corporation

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 26,	December 28,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$182,268	$118,081
Accounts receivable, net	72,989	64,917
Inventories	59,488	54,980
Other current assets	24,205	24,452
Total current assets	338,950	262,430

Property and equipment, net	39,782	39,230
Operating lease right-of-use assets	21,614	23,591
Intangible assets, net	3,496	6,977
Goodwill	267,514	267,514
Deferred income taxes	483	478
Other long-term assets	10,592	11,796
	$682,431	$612,016

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and other accrued liabilities	$74,890	$73,659
Current portion of long-term debt	8,382	21,474
Current portion of operating lease liabilities	4,562	4,686
Total current liabilities	87,834	99,819

Long-term debt, net of current portion	162,215	125,072
Long-term operating lease liabilities, net of current portion	19,505	21,438
Other long-term liabilities	35,984	38,028
Total liabilities	305,538	284,357

Stockholders' equity	376,893	327,659
	$682,431	$612,016

Lattice Semiconductor Corporation

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended
	September 26,	September 28,
	2020	2019
Cash flows from operating activities:
Net income	$31,403	$29,506
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,263	24,682
Stock-based compensation expense	30,228	13,335
Other non-cash adjustments	4,663	9,060
Net changes in assets and liabilities	(16,599)	8,234
Net cash provided by operating activities	68,958	84,817
Cash flows from investing activities:
Capital expenditures	(9,781)	(11,729)
Other investing activities	(6,850)	3,910
Net cash used in investing activities	(16,631)	(7,819)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	50,000	206,500
Cash paid for debt issuance costs	—	(2,086)
Repayment of long-term debt	(26,250)	(311,408)
Net cash flows related to stock compensation exercises	(12,789)	8,365
Net cash provided by (used in) financing activities	10,961	(98,629)
Effect of exchange rate change on cash	899	(7)
Net increase in cash and cash equivalents	64,187	(21,638)
Beginning cash and cash equivalents	118,081	119,051
Ending cash and cash equivalents	$182,268	$97,413

Supplemental disclosure of cash flow information and non-cash investing and financing activities:
Interest paid	$2,849	$9,932
Income taxes paid, net of refunds	$2,317	$1,922

Lattice Semiconductor Corporation

Supplemental Historical Financial Information

(unaudited)

	Three Months Ended
	September 26,	June 27,	September 28,
	2020	2020	2019
Balance Sheet Information
A/R Days Revenue Outstanding (DSO)	65	79	42
Inventory Days (DIO)	133	123	130

Revenue% (by Geography)
Asia	77%	74%	77%
Americas	15%	14%	12%
Europe (incl. Africa)	8%	12%	11%

Revenue% (by End Market)
Communications and Computing	43%	46%	40%
Industrial and Automotive	41%	39%	36%
Consumer	10%	11%	18%
Licensing and Services	6%	4%	6%

Revenue% (by Channel)
Distribution	82%	85%	81%
Direct	18%	15%	19%

Lattice Semiconductor Corporation

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	September 26,	June 27,	September 28,
	2020	2020	2019

Gross Margin Reconciliation
GAAP Gross margin	$62,306	$60,577	$61,439
Stock-based compensation - gross margin (1)	1,022	1,101	453
Non-GAAP Gross margin	$63,328	$61,678	$61,892

Gross Margin % Reconciliation
GAAP Gross margin %	60.5%	60.2%	59.4%
Cumulative effect of non-GAAP Gross Margin adjustments	1.0%	1.1%	0.4%
Non-GAAP Gross margin %	61.5%	61.3%	59.8%

Research and Development Expense % (R&D Expense %) Reconciliation
GAAP R&D Expense %	21.8%	22.3%	19.4%
Stock-based compensation - R&D (1)	(2.8)%	(2.3)%	(1.6)%
Non-GAAP R&D Expense %	19.0%	20.0%	17.8%

Selling, General, and Administrative Expense % (SG&A Expense %) Reconciliation
GAAP SG&A Expense %	23.1%	24.3%	20.4%
Stock-based compensation - SG&A (1)	(7.1)%	(7.8)%	(3.5)%
Non-GAAP SG&A Expense %	16.0%	16.5%	16.9%

Operating Expenses Reconciliation
GAAP Operating expenses	$49,492	$48,095	$44,751
Stock-based compensation - operations (1)	(10,189)	(10,306)	(5,227)
Amortization of acquired intangible assets	(603)	(603)	(3,389)
Restructuring charges	(2,692)	(546)	(252)
Non-GAAP Operating expenses	$36,008	$36,640	$35,883

Income from Operations Reconciliation
GAAP Income from operations	$12,814	$12,482	$16,688
Stock-based compensation - gross margin (1)	1,022	1,101	453
Stock-based compensation - operations (1)	10,189	10,306	5,227
Amortization of acquired intangible assets	603	603	3,389
Restructuring charges	2,692	546	252
Non-GAAP Income from operations	$27,320	$25,038	$26,009

Income from Operations % Reconciliation
GAAP Income from operations %	12.4%	12.4%	16.1%
Cumulative effect of non-GAAP Gross Margin and Operating adjustments	14.1%	12.5%	9.0%
Non-GAAP Income from operations %	26.5%	24.9%	25.1%

(1)	The non-GAAP adjustments for Stock-based compensation include related tax expenses.

Lattice Semiconductor Corporation

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	September 26,	June 27,	September 28,
	2020	2020	2019

Income Tax (Benefit) Expense Reconciliation
GAAP Income tax (benefit) expense	$(655)	$845	$1,066
Estimated tax effect of non-GAAP adjustments (2)	478	(365)	(83)
Non-GAAP Income tax (benefit) expense	$(177)	$480	$983

Net Income Reconciliation
GAAP Net income	$12,607	$10,629	$13,539
Stock-based compensation - gross margin (1)	1,022	1,101	453
Stock-based compensation - operations (1)	10,189	10,306	5,227
Amortization of acquired intangible assets	603	603	3,389
Restructuring charges	2,692	546	252
Estimated tax effect of non-GAAP adjustments (2)	(478)	365	83
Non-GAAP Net income	$26,635	$23,550	$22,943

Net Income Per Share Reconciliation
GAAP Net income per share - basic	$0.09	$0.08	$0.10
Cumulative effect of Non-GAAP adjustments	0.11	0.09	0.07
Non-GAAP Net income per share - basic	$0.20	$0.17	$0.17

GAAP Net income per share - diluted	$0.09	$0.08	$0.10
Cumulative effect of Non-GAAP adjustments	0.10	0.09	0.07
Non-GAAP Net income per share - diluted	$0.19	$0.17	$0.17

Shares used in per share calculations:
Basic	135,598	134,857	132,997
Diluted - GAAP (3)	141,524	139,202	138,894
Diluted - Non-GAAP (3)	141,524	139,202	138,894

(1)	The non-GAAP adjustments for Stock-based compensation include related tax expenses.
(2)	We calculate non-GAAP tax expense by applying our tax provision model to year-to-date and projected income after adjusting for non-GAAP items. The difference between calculated values for GAAP and non-GAAP tax expense has been included as the “Estimated tax effect of non-GAAP adjustments.”
(3)	Diluted Shares are calculated using the GAAP treasury stock method. In a loss position, diluted shares equal basic shares.